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                                                                     Exhibit 8.1


                       [Shearman & Sterling Letterhead]



                                September 4, 2001




Merrill Lynch Canada Inc.
BCE Place, Suite 400
181 Bay Street
Toronto, Ontario M5J2V8


                            Merrill Lynch Canada Inc.
                                  CP HOLDRS(sm)
                       Registration Statement on Form F-1
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Ladies and Gentlemen:

                  We have acted as special Tax Counsel to Merrill Lynch Canada Inc., as coordinator and initial depositor ("Merrill Lynch") in connection with the preparation and filing of a Prospectus and Registration Statement on Form F-1, as amended from time to time and filed by Merrill Lynch (the "Registration Statement"), of which the prospectus forms a part (the "Prospectus"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000,000 CP HOLDRS(sm) (the "HOLDRS(sm)"), to be issued by the CP HOLDRS(sm) deposit facility (the "Deposit Facility") created by the Deposit Agreement between Merrill Lynch, BNY Trust Company of Canada, as the depositary, other depositors and owners of HOLDRS(sm) from time to time (the "Deposit Agreement").

                  In connection with the preparation of this opinion, we have examined and relied on such documents as we have deemed appropriate, including, inter alia, (i) the Deposit Agreement and (ii) the Prospectus. We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is our opinion that the Deposit Facility will provide for flow through tax consequences since it will be treated as a grantor trust or custodial arrangement for United States Federal income tax purposes. Moreover, the discussion set forth under the caption "United States Federal Income Tax Consequences" in the Prospectus represents our opinion of and, subject to the limitations contained therein, accurately describes, the principal


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United States Federal income tax consequences to a holder of HOLDRS(sm)
receipts. The foregoing opinion is based upon provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations and administrative and judicial interpretations as of the date hereof (all of which are subject to change, possibly with retroactive effect, or different interpretations).

                  We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                   Very truly yours,

                                                   /s/ Shearman & Sterling


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